UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-03492	75-2677995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East,	Houston,	Texas	77032
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 871-2699
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.50 per share	HAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On July 19, 2022, registrant issued a press release entitled “Halliburton Announces Second Quarter 2022 Results."

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES SECOND QUARTER 2022 RESULTS
•Reported net income of $0.12 per diluted share
•Adjusted net income of $0.49 per diluted share, excluding impairments and other charges

HOUSTON – July 19, 2022 – Halliburton Company (NYSE: HAL) announced today net income of $109 million, or $0.12 per diluted share, for the second quarter of 2022. This compares to net income for the first quarter of 2022 of $263 million, or $0.29 per diluted share. Adjusted net income for the second quarter of 2022, excluding impairments and other charges, was $442 million, or $0.49 per diluted share. This compares to adjusted net income for the first quarter of 2022, excluding impairments and other charges and a loss on the early extinguishment of debt, of $314 million, or $0.35 per diluted share. Halliburton's total revenue for the second quarter of 2022 was $5.1 billion compared to revenue of $4.3 billion in the first quarter of 2022. Reported operating income was $374 million in the second quarter of 2022 compared to reported operating income of $511 million in the first quarter of 2022. Excluding impairments and other charges, adjusted operating income was $718 million in the second quarter of 2022 compared to adjusted operating income of $533 million for the first quarter of 2022.

“Our strong second quarter performance demonstrates that our strategy is working well, and Halliburton’s strategic priorities are driving value. Total company revenue grew 18% sequentially, as activity increased simultaneously in North America and international markets, and adjusted operating income grew 35% with strong margin performance in both divisions,” commented Jeff Miller, Chairman, President and CEO.

“I expect the international markets will experience multiple years of growth, and I am confident that Halliburton is positioned to benefit more from this multi-year upcycle than ever before. We have a leading technology portfolio, the right geographic presence, and new service line opportunities that align perfectly with our strategy to deliver profitable international growth.

“In North America, I expect Halliburton to uniquely maximize value in this strong, steadily growing, and all but sold-out market. Pricing gains across all product service lines supported significant sequential margin expansion in the second quarter.

“Halliburton’s competitive position is unique among our peers. We have the scale and technology to benefit meaningfully and differentially from the international market expansion, and we are the leader in the extremely busy North American market. I’m excited about the future of Halliburton and expect us to deliver profitable growth, margin expansion, strong free cash flow, and industry-leading returns in this upcycle,” concluded Miller.

Operating Segments

Completion and Production

Completion and Production revenue in the second quarter of 2022 was $2.9 billion, an increase of $558 million, or 24%, when compared to the first quarter of 2022, while operating income was $499 million, an increase of $203 million, or 69%. These results were driven by increased pressure pumping services in the Western Hemisphere, higher completion tool sales globally, increased artificial lift activity in North America land and Kuwait, and improved cementing activity in the Eastern Hemisphere. These improvements were partially offset by lower stimulation activity in Oman and decreased artificial lift activity in Latin America.

Drilling and Evaluation

Drilling and Evaluation revenue in the second quarter of 2022 was $2.2 billion, an increase of $232 million, or 12%, when compared to the first quarter of 2022, while operating income was $286 million, a decrease of $8 million, or 3%. This revenue increase was due to increased fluid services and wireline activity globally, higher project management activity in Latin America and the Middle East, and increased drilling services in Latin America. Operating income decrease was driven by seasonally lower software sales globally and decreased drilling services in Brazil.

Geographic Regions

North America

North America revenue in the second quarter of 2022 was $2.4 billion, a 26% increase when compared to the first quarter of 2022. This increase was primarily driven by increased pressure pumping services and artificial lift activity in North America land, increased fluid services, wireline activity, well intervention services, and higher completion tool sales across the region, and increased cementing activity in the Gulf of Mexico. These increases were partially offset by seasonally lower software sales across the region and lower stimulation activity in the Gulf of Mexico.

International

International revenue in the second quarter of 2022 was $2.6 billion, a 12% increase when compared to the first quarter of 2022. This improvement was primarily driven by increased activity across multiple product service lines in the Middle East, Argentina, Colombia, Australia, the Eastern Mediterranean, the United Kingdom, and Brunei, improved wireline activity and cementing in Europe/Africa/CIS, increased pressure pumping services in Mexico, and increased fluid services in the Caribbean. Partially offsetting these increases were seasonally lower software sales across international regions, as well as the impact of the wind down of our business in Russia.

Latin America revenue in the second quarter of 2022 was $758 million, a 16% increase sequentially, due to improved activity across multiple product service lines in Argentina and Colombia, increased stimulation and well construction services in Mexico, increased drilling-related services in the Caribbean, improved stimulation activity in Brazil, and higher project management activity in Ecuador. Partially offsetting these increases were seasonally lower software sales across the region, decreased drilling-related services in Brazil, and lower artificial lift activity in Argentina and Ecuador.

Europe/Africa/CIS revenue in the second quarter of 2022 was $718 million, a 6% increase sequentially. This improvement was primarily driven by higher activity across multiple product service lines in Angola and the Eastern Mediterranean, improved cementing activity, pipeline services, wireline activity, and testing services across the region, as well as increased fluid services and completion tool sales in the United Kingdom. These increases were partially offset by seasonally lower software sales across the region, the impact of the wind down of our business in Russia, and decreased drilling services in Norway.

Middle East/Asia revenue in the second quarter of 2022 was $1.2 billion, a 14% increase sequentially, primarily resulting from higher activity across multiple product service lines in the Middle East, Australia, and Brunei. These increases were partially offset by reduced stimulation activity in Oman and seasonally lower software sales across the region.

Other Financial Items

•Halliburton recorded a pre-tax charge of $344 million in the second quarter of 2022 as a result of our decision to exit Russia due to sanctions. This charge was included in "Impairments and other charges" on the Company's condensed consolidated statement of operations for the three months ended June 30, 2022.

Selective Technology & Highlights

•Halliburton announced that it will co-develop next generation field development planning software with Aker BP, a Norwegian oil and gas exploration and production company. The collaboration delivers a new cloud application – Field Development Planning (FDP) – from Halliburton. It also expands the scope of the current Digital Well Program®, a DecisionSpace® 365 cloud application, built on an open architecture to provide integrated well planning and design to increase collaboration and connectivity across drilling activities.

•Halliburton introduced the new Hedron™ platform of fixed cutter polycrystalline diamond compact (PDC) drill bits. These drill bits combine the latest technology with an industry-leading customization process to deliver high-performance, application-specific designs for customers. The culmination of multiple technologies, Hedron drill bits are the toughest and smartest on the market.

About Halliburton

Founded in 1919, Halliburton is one of the world's largest providers of products and services to the energy industry. With more than 40,000 employees, representing 130 nationalities in more than 70 countries, the company helps its customers maximize value throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production throughout the life of the asset. Visit the Company’s website at

www.halliburton.com. Connect with Halliburton on Facebook, Twitter, LinkedIn, Instagram and YouTube.

Forward-looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the impact of COVID-19 and any variants, the related economic repercussions and resulting negative impact on demand for oil and gas, operational challenges relating to COVID-19 and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, performance of contracts and supply chain disruptions; the ability of the OPEC+ countries to agree on and comply with production quotas; the continuation or suspension of our stock repurchase program, the amount, the timing, and the trading prices of Halliburton common stock, and the availability and alternative uses of cash; changes in the demand for or price of oil and/or natural gas; potential catastrophic events related to our operations, and related indemnification and insurance matters; protection of intellectual property rights and against cyber-attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, including the ongoing Russia and Ukraine conflict and any expansion of that conflict, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers, delays or failures by customers to make payments owed to us, and the resulting impact on our liquidity; execution of long-term, fixed-price contracts; structural changes and infrastructure issues in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; agreement with respect to and completion of potential dispositions, acquisitions and integration and success of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2021, Form 10-Q for the quarter ended March 31, 2022, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30		March 31
	2022	2021	2022
Revenue:
Completion and Production	$2,911	$2,048	$2,353
Drilling and Evaluation	2,163	1,659	1,931
Total revenue	$5,074	$3,707	$4,284
Operating income:
Completion and Production	$499	$317	$296
Drilling and Evaluation	286	175	294
Corporate and other	(67)	(58)	(57)
Impairments and other charges (a)	(344)	—	(22)
Total operating income	374	434	511
Interest expense, net	(101)	(120)	(107)
Loss on early extinguishment of debt (b)	—	—	(42)
Other, net	(42)	(19)	(30)
Income before income taxes	231	295	332
Income tax provision (c)	(114)	(65)	(68)
Net income	$117	$230	$264
Net income attributable to noncontrolling interest	(8)	(3)	(1)
Net income attributable to company	$109	$227	$263

Basic and diluted net income per share	$0.12	$0.26	$0.29
Basic weighted average common shares outstanding	904	890	899
Diluted weighted average common shares outstanding	909	890	903

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended June 30, 2022 and March 31, 2022.
(b)
During the three months ended March 31, 2022, Halliburton recognized a $42 million loss on extinguishment of debt related to the early redemption of $600 million aggregate principal amount of senior notes.

(c)
The tax provision includes the tax effect on impairments and other charges during the three months ended June 30, 2022 and March 31, 2022. Additionally, during the three months ended March 31, 2022, the tax provision includes the tax effect on the loss on early extinguishment of debt.

See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.
See Footnote Table 3 for Reconciliation of As Reported Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended
	June 30
	2022	2021
Revenue:
Completion and Production	$5,264	$3,918
Drilling and Evaluation	4,094	3,240
Total revenue	$9,358	$7,158
Operating income:
Completion and Production	$795	$569
Drilling and Evaluation	580	346
Corporate and other	(124)	(111)
Impairments and other charges (a)	(366)	—
Total operating income	885	804
Interest expense, net	(208)	(245)
Loss on early extinguishment of debt (b)	(42)	—
Other, net	(72)	(41)
Income before income taxes	563	518
Income tax provision (c)	(182)	(117)
Net Income	$381	$401
Net Income attributable to noncontrolling interest	(9)	(4)
Net Income attributable to company	$372	$397

Basic and diluted net income per share	$0.41	$0.45
Basic weighted average common shares outstanding	902	889
Diluted weighted average common shares outstanding	906	889

(a)	See Footnote Table 2 for details of the impairments and other charges recorded during the six months ended June 30, 2022.
(b)
During the six months ended June 30, 2022, Halliburton recognized a $42 million loss on extinguishment of debt related to the early redemption of $600 million aggregate principal amount of senior notes.

(c)	The tax provision includes the tax effect on impairments and other charges and the loss on early extinguishment of debt during the six months ended June 30, 2022.
See Footnote Table 2 for Reconciliation of As Reported Operating Income to Adjusted Operating Income
See Footnote Table 4 for Reconciliation of As Reported Net Income to Adjusted Net Income

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	June 30	December 31
	2022	2021
Assets
Current assets:
Cash and equivalents	$2,226	$3,044
Receivables, net	4,390	3,666
Inventories	2,654	2,361
Other current assets	992	872
Total current assets	10,262	9,943
Property, plant, and equipment, net	4,165	4,326
Goodwill	2,828	2,843
Deferred income taxes	2,703	2,695
Operating lease right-of-use assets	894	934
Other assets	1,593	1,580
Total assets	$22,445	$22,321

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,794	$2,353
Accrued employee compensation and benefits	513	493
Current portion of operating lease liabilities	227	240
Other current liabilities	1,232	1,220
Total current liabilities	4,766	4,306
Long-term debt	8,525	9,127
Operating lease liabilities	786	845
Employee compensation and benefits	466	492
Other liabilities	754	823
Total liabilities	15,297	15,593
Company shareholders’ equity	7,130	6,713
Noncontrolling interest in consolidated subsidiaries	18	15
Total shareholders’ equity	7,148	6,728
Total liabilities and shareholders’ equity	$22,445	$22,321

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30		June 30
	2022	2021	2022
Cash flows from operating activities:
Net income	$381	$401	$117
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion, and amortization	470	449	238
Impairments and other charges	366	—	344
Working capital (a)	(810)	11	(424)
Other operating activities	(81)	(249)	101
Total cash flows provided by operating activities	326	612	376
Cash flows from investing activities:
Capital expenditures	(410)	(295)	(221)
Proceeds from sales of property, plant, and equipment	116	105	60
Other investing activities	(54)	(31)	(32)
Total cash flows used in investing activities	(348)	(221)	(193)
Cash flows from financing activities:
Payments on long-term borrowings	(642)	(192)	(2)
Dividends to shareholders	(217)	(80)	(109)
Other financing activities	116	4	36
Total cash flows used in financing activities	(743)	(268)	(75)
Effect of exchange rate changes on cash	(53)	(28)	(36)
Increase (decrease) in cash and equivalents	(818)	95	72
Cash and equivalents at beginning of period	3,044	2,563	2,154
Cash and equivalents at end of period	$2,226	$2,658	$2,226

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 5 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30		March 31
Revenue	2022	2021	2022
By operating segment:
Completion and Production	$2,911	$2,048	$2,353
Drilling and Evaluation	2,163	1,659	1,931
Total revenue	$5,074	$3,707	$4,284

By geographic region:
North America	$2,426	$1,569	$1,925
Latin America	758	534	653
Europe/Africa/CIS	718	679	677
Middle East/Asia	1,172	925	1,029
Total revenue	$5,074	$3,707	$4,284

Operating Income
By operating segment:
Completion and Production	$499	$317	$296
Drilling and Evaluation	286	175	294
Total	785	492	590
Corporate and other	(67)	(58)	(57)
Impairments and other charges	(344)	—	(22)
Total operating income	$374	$434	$511

See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30
Revenue	2022	2021
By operating segment:
Completion and Production	$5,264	$3,918
Drilling and Evaluation	4,094	3,240
Total revenue	$9,358	$7,158

By geographic region:
North America	$4,351	$2,973
Latin America	1,411	1,069
Europe/Africa/CIS	1,395	1,313
Middle East/Asia	2,201	1,803
Total revenue	$9,358	$7,158

Operating Income
By operating segment:
Completion and Production	$795	$569
Drilling and Evaluation	580	346
Total	1,375	915
Corporate and other	(124)	(111)
Impairments and other charges	(366)	—
Total operating income	$885	$804

See Footnote Table 2 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30		March 31
	2022	2021	2022
As reported operating income	$374	$434	$511

Impairments and other charges:
Receivables	186	—	16
Property, plant, and equipment, net	100	—	—
Inventory	70	—	—
Other	(12)	—	6
Total impairments and other charges (a)	344	—	22
Adjusted operating income (b)	$718	$434	$533

(a)
During the three months ended June 30, 2022, Halliburton recognized a pre-tax charge of $344 million due to our decision to market for sale the net assets of our Russia operations. During the three months ended March 31, 2022, Halliburton recorded $22 million of impairments and other charges, primarily related to our assets in Ukraine.

(b)
Management believes that operating income adjusted for impairments and other charges for the three months ended June 30, 2022 and March 31, 2022, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items. Adjusted operating income is calculated as: “As reported operating income” plus "Total impairments and other charges" for the respective periods.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30
	2022	2021
As reported operating income	$885	$804

Impairments and other charges:
Receivables	202	—
Property, plant, and equipment, net	100	—
Inventory	70	—
Other	(6)	—
Total impairments and other charges (a)	366	—
Adjusted operating income (b)	$1,251	$804

(a)
During the six months ended June 30, 2022, Halliburton recorded $366 million of impairments and other charges, primarily due to our decision to market for sale the net assets of our Russia operations and impairment of our assets in Ukraine.

(b)
Management believes that operating income adjusted for impairments and other charges for the six months ended June 30, 2022, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items. Adjusted operating income is calculated as: “As reported operating income” plus "Total impairments and other charges" for the respective periods.

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of As Reported Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30		March 31
	2022	2021	2022
As reported net income attributable to company	$109	$227	$263

Adjustments:
Impairments and other charges	344	—	22
Loss on early extinguishment of debt	—	—	42
Total adjustments, before taxes	344	—	64
Tax benefit (a)	(11)	—	(13)
Total adjustments, net of taxes (b)	333	—	51
Adjusted net income attributable to company (b)	$442	$227	$314

Diluted weighted average common shares outstanding	909	890	903
As reported net income per diluted share (c)	$0.12	$0.26	$0.29
Adjusted net income per diluted share (c)	$0.49	$0.26	$0.35

(a)
The tax benefit in the table above includes the tax effect on the impairments and other charges during the three months ended June 30, 2022 and March 31, 2022. Additionally, during the three months ended March 31, 2022, the tax benefit includes the tax effect on the loss on early extinguishment of debt.

(b)
Management believes that net income adjusted for the impairments and other charges and loss on the early extinguishment of debt, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items. Adjusted net income attributable to company is calculated as: “As reported net income attributable to company” plus "Total adjustments, net of taxes" for the respective periods.

(c)
As reported net income per diluted share is calculated as: "As reported net income attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted net income per diluted share is calculated as: "Adjusted net income attributable to company" divided by "Diluted weighted average common shares outstanding."

FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of As Reported Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended
	June 30
	2022	2021
As reported net income attributable to company	$372	$397

Adjustments:
Impairments and other charges	366	—
Loss on early extinguishment of debt	42	—
Total adjustments, before taxes	408	—
Tax benefit (a)	(24)	—
Total adjustments, net of taxes (b)	384	—
Adjusted net income attributable to company (b)	$756	$397

Diluted weighted average common shares outstanding	906	889
As reported net income per diluted share (c)	$0.41	$0.45
Adjusted net income per diluted share (c)	$0.83	$0.45

(a)	The tax benefit in the table above includes the tax effect on impairments and other charges and the loss on early extinguishment of debt during the six months ended June 30, 2022.
(b)
Management believes that net income adjusted for impairments and other charges and the loss on early extinguishment of debt, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items. Adjusted net income attributable to company is calculated as: “As reported net income attributable to company” plus "Total adjustments, net of taxes" for the respective periods.

(c)
As reported net income per diluted share is calculated as: "As reported net income attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted net income per diluted share is calculated as: "Adjusted net income attributable to company" divided by "Diluted weighted average common shares outstanding."

FOOTNOTE TABLE 5

HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30		June 30
	2022	2021	2022
Total cash flows provided by operating activities	$326	$612	$376
Capital expenditures	(410)	(295)	(221)
Proceeds from sales of property, plant, and equipment	116	105	60
Free cash flow (a)	$32	$422	$215

(a)
The Free Cash Flow metric is a non-GAAP financial measure, which is calculated as “Total cash flows provided by operating activities” less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of our direct, large-cap competitors.

Conference Call Details

Halliburton Company (NYSE: HAL) will host a conference call on Tuesday, July 19, 2022, to discuss its second quarter 2022 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Please click here to pre-register for the conference call and obtain your dial in number and passcode. You can also visit the Halliburton website to listen to the call via live webcast. A recorded version will be available under the same link immediately following the conclusion of the conference call.

###

CONTACTS

For Investors:
David Coleman
Investor Relations
Investors@Halliburton.com
281-871-2688

For News Media:
Emily Mir
External Affairs
PR@Halliburton.com
281-871-2601

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	July 19, 2022	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and
Assistant Secretary